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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Information" and to the use of our report dated October 9, 1996, except for Note 5 ("Changes in Capitalization"), as to which the date is March 25, 1997, in Post-Effective Amendment No. 1 to the Registration Statement (Form SB-2) and the related Prospectus of Laser Power Corporation for the registration of shares of its common stock.

                                          ERNST & YOUNG LLP

San Diego, California
June 17, 1997